EXHIBIT 1

                             Joint Filing Agreement

      In accordance with Regulation ss.240.13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to joint filing on behalf of each of them of have a certain Schedule 13D, dated March 29, 2004 (including amendments thereto) with respect to common stock of ComBanc, Inc., and further agree that this Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Date: May 29, 2004                      By: /s/ Paul Douglas Harter
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                                            Paul Douglas Harter


                                        By: /s/ William C. Massa
                                            ------------------------------------
                                            William C. Massa


                                        By: /s/ Rick A. Miller
                                            ------------------------------------
                                            Rick A. Miller


                                        By: /s/ Patricia M. Morris
                                            ------------------------------------
                                            Patricia M. Morris


                                        By: /s/ Thomas R. Odenweller
                                            ------------------------------------
                                            Thomas R. Odenweller


                                        By: /s/ Jerry L. Grace
                                            ------------------------------------
                                            Jerry L. Grace


                                        By: /s/ Harold L. Connell
                                            ------------------------------------
                                            Harold L. Connell


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